UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 28, 2006

Southwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

OK

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

608 South Main Street Stillwater, OK 74074

(Address and zip code of principal executive offices)

405-372-2230

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2006, Stillwater National Bank and Trust Company (“Stillwater National”), wholly owned subsidiary of Southwest Bancorp, Inc. (“Southwest”), entered a Director’s Deferred Compensation Plan (2007 Plan Agreement) (the “Agreement”) with James M. Johnson, a director of Stillwater National and Southwest. Other directors elected not to participate, although all directors of Stillwater National were eligible to enter such an agreement.

Under the Agreement, Mr. Johnson will defer 50% of his 2007 retainer and other board fees until the later of January 15th of the year immediately following the year in which he no longer serves as a director of Southwest or any of its affiliates, and, except in the case of his earlier death or disability, a date that is at least six months after the time he no longer serves as a director. The During the time of deferral the amounts deferred will earn interest each calendar quarter at an annualized rate equal to one percent less than the annualized rate earned by Stillwater National on its total earning assets for the previous quarter. The deferrals are not funded, and Mr. Johnson will remain a general creditor of Stillwater National for the amounts due under the Agreement. The amounts are intended to be deferred for federal income tax purposes until they are paid out. The Agreement further provides that it will be amended as may be necessary to comply in all respects with Section 409A of the Internal Revenue Code as added by the American Jobs Creation Act of 2004 and related Internal Revenue Service regulations and procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southwest Bancorp, Inc.

By:	/s/ Rick Green

Name:	Rick Green
Title:	President and CEO
Date:	January 2, 2007